Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO SCHEDULES MARCH 12 CALL
FOR 2008, FOURTH QUARTER RESULTS

CRANFORD, NJ, March 5, 2009 – Metalico, Inc. (AMEX:MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Thursday, March 12, 2009 at 10:00 a.m. Eastern time to discuss its earnings results for the year and quarter ended December 31, 2008 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (866) 213-8494, Conference Identification Number 87778098. Callers should identify the Metalico results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (800) 642-1687 or (706) 645-9291 for the first week after the call’s conclusion. Callers will be required to enter the Conference Identification Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. The Company operates twenty recycling facilities in New York, Pennsylvania, Ohio, New Jersey, Texas, Mississippi, and West Virginia and five lead fabrication plants in Alabama, Illinois, Nevada, and California. Metalico’s common stock is traded on the American Stock Exchange under the symbol MEA.

This announcement and the March 12 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc.
Carlos E. Agüero, President and Chief Executive Officer Michael J. Drury, Executive Vice President info@metalico.com

186 North Avenue East Cranford, NJ 07016
(908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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